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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) July 20, 2000



                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                 1-10702               34-1531521
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 (State or Other Jurisdiction    (Commission            (IRS Employer
       of Incorporation)          File Number)         Identification No.)



   500 Post Road East, Suite 320, Westport, Connecticut         06880
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         (Address of Principal Executive Offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

     On July 20, 2000, Terex Corporation ("Terex") announced that it has signed a definitive agreement to sell its truck-mounted forklift businesses to Partek Cargotec, a subsidiary of Partek Corporation of Finland, for $144 million in cash. The units to be divested by Terex include Moffett Engineering Limited, a subsidiary of Powerscreen International plc that was acquired in July 1999, and the Princeton and Kooi units that were acquired by Terex from Allegheny Teledyne in November 1999. The transaction is subject to normal regulatory approvals and closing conditions and is expected to close in the third quarter of 2000.

     Moffett, Princeton and Kooi manufacture truck mounted material handlers that are mounted on delivery vehicles and are used to unload materials at delivery sites. This equipment is used primarily in the building material industry. Moffett has operations in Dundalk, Ireland, Princeton has operations in Canal Winchester, Ohio, and Kooi has operations in Vrouwenparochie, the Netherlands.

     Terex intends to use the approximately $125 million of after-tax proceeds from this transaction to repay long-term bank debt.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 21, 2000

                                         TEREX CORPORATION


                                         By: /s/Eric I Cohen
                                              Eric I Cohen
                                              Senior Vice President